SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 16, 2000

DTE ENERGY COMPANY
(Exact name of registrant as specified in its charter)

STATE OF MICHIGAN	1-11607	38-3217752

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DTE Energy Company
2000 2nd Avenue, Detroit, Michigan 48226-1279
(Address of principal executive offices)

Registrant’s telephone number, including area code: (313) 235-4000

N/A
(Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS

The DTE Energy Company (“Company”) has authorized the repurchase of up to 10 million shares of the Company’s Common Stock, no par value.

Depending on market conditions, purchases will be made from time to time on the open market or in negotiated transactions and currently will not exceed $100 million in amount. All shares repurchased will be retired.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTE ENERGY COMPANY

By: /s/ Susan M. Beale

Name: Susan M. Beale
Title: Vice President and Corporate Secretary

Date: February 16, 2000